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                                                                     Exhibit 4.8


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                              MANAGEMENT AGREEMENT
                             Dated February 21, 2002

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                                     between

                                GOLAR LNG LIMITED

                                       and

                     FRONTLINE MANAGEMENT (BERMUDA) LIMITED


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                                    I N D E X


1. APPOINTMENT.........................................................4
2. THE COMPANY'S MANAGEMENT FUNCTIONS..................................4
3. SUBSIDIARIES........................................................4
4. SERVICES............................................................4
5. GENERAL CONDITIONS..................................................9
6. COMPENSATION.......................................................10
7. AUTHORITY..........................................................11
8. INDEMNITY..........................................................11
9. CONFIDENTIALITY....................................................12
10.TERMINATION........................................................13
11.DEFAULT............................................................14
12.FORCE MAJEURE......................................................14
13.NOTICES............................................................14
14.MISCELLANEOUS......................................................15
15.GOVERNING LAW......................................................15

APPENDIX I - FEE SCHEDULE

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THIS MANAGEMENT AGREEMENT (the "Agreement") is made on February 21, 2002


BETWEEN :

(1) GOLAR LNG LIMITED, Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM 08 Bermuda (the "Company")

on the one part; and

(2) FRONTLINE MANAGEMENT (BERMUDA) LIMITED, Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM 08 Bermuda ("FrontManBer");

on the other part.

FrontManBer is hereinafter referred to as the "Manager" ", while the Company and the Manager are referred to collectively as the "Parties" or, separately, as a "Party"). The Company and its subsidiaries and associated companies are referred to collectively as the "Group".

WHEREAS :

(A) The Company is a limited company organised under the laws of Bermuda, having its registered office at the address stated above.

(B) The Company's shares are currently listed on the Oslo Stock Exchange and the Company is in the process of being listed on the Nasdaq National Market.

(C) The Company is, through direct and indirect subsidiaries established in various jurisdictions, the owner and/or operator of a substantial number of LNG vessels and other assets.

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(D)  It is the Company's policy to outsource certain of its administrative needs to other corporate entities, either owned or controlled by itself, by related parties or by third parties.

NOW THEREFORE, the Parties have agreed as follows:

1.   APPOINTMENT

1.1 The Company hereby confirms the appointment of the Manager on the terms and conditions set forth below

1.2 The Parties agree that the terms set forth herein shall regulate the management services provided to the Group by the Manager with effect from June 1, 2001 and that all other agreements, whether oral or in writing, relevant thereto shall terminate with effect from the same date.

2.   THE COMPANY'S MANAGEMENT FUNCTIONS

2.1 Ultimate responsibility for the administration of the Group lies with the Company's board of directors (the "Board").

2.2 The Board has appointed its vice chairman as the Company's Chief Executive Officer and the managing director of FrontManBer as the Company's chief accounting officer and Company Secretary. (All of the above hereinafter jointly referred to as the "Officers" or, individually, as an "Officer").

3.   SUBSIDIARIES

3.1 The Group's assets are, generally, held by partly or wholly owned subsidiaries of the Company (the "Subsidiaries"). The Group, in addition, provides ship management services to third parties.

4.   SERVICES

4.1 The Manager shall, throughout the terms of this Agreement, make such assistance and such services in relation to the management of the Group and the Subsidiaries available to the Group as the Company and the Officers from time to time may specify.

          Without prejudice to the generality of the foregoing, the Manager shall provide the following services to the Group:

4.1.1 Corporate Governance Services

     a. The Manager shall assist the Company Secretary in preparing material for and convening the meetings of the Board and the follow-up and implementation of the resolutions passed by the Board from time to time.


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     b.   The Manager shall assist the Company  Secretary in preparing  material for and convening the meetings of the Company's shareholders and the follow-up and implementation of the resolutions passed therein.

     c. The Manager shall assist the Company Secretary in preparing and implementing all aspects of the Company's employee share option plan from time to time.

     d. The Manager shall be responsible for the operation of the Company's shareholder register and any and all sub-registers thereof.

4.1.2 The Manager shall be responsible for all corporate secretarial functions of the Company's Subsidiaries, joint venture interests and equity investments as appropriate, such responsibilities to include assisting the Company Secretary in preparing material for and convening the meetings of the boards and shareholders and the follow up and implementation of the resolutions passed by the boards and shareholders from time to time.

4.1.3 Investor relations

     a. The Manager shall assist the Board and the Officers in all aspects relevant to investor relations, including, but not limited to:

          - distribution of annual and quarterly reports and such other information as the Board from time to time shall decide to the Company's shareholders and others;

          -    presentations of the Company to investors and financial analysts;

          - communication with media and the public in general in respect of the Company's performance.

     b. The Manager shall provide the Company with such information and analysis as the Company shall require on the trading of its securities in the markets where they are regularly traded.

4.1.4 Accounting

     a. The Manager shall be responsible for the supervision of the Group's accounting functions and shall, in this respect, report to the Company's chief accounting officer and the Board.

     b. The Group's accounting shall be based on US GAAP and such accounting principles as the Board from time to time shall have approved.

4.1.5 Auditing

     a. The Manager shall assist the Company's auditors in the continuous and annual audit of the Group's accounts.

4.1.6 Company Records

     a. The Manager shall be responsible for the safekeeping and professional filing of all original corporate documents, such archive being physically located in Bermuda.


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4.1.7 Stock Exchanges

     a. The Manager shall, on the instructions of the Company, negotiate all listing and similar agreements relevant to the listing of the Company's securities on stock exchanges in such jurisdictions as the Board, from time to time, shall decide.

     b. The Manager shall ensure compliance by the Company with all contractual and legal obligations of the Company in relation to such stock exchanges and similar trading systems as the Company's securities from time to time are listed on.

     c. The Manager shall, in particular, ensure that all the Company's obligations to inform stock exchanges of the Company's activities and results are complied with and shall enter into such agreements or other arrangements as shall be required by relevant stock exchanges for this purpose.

     d. The Manager shall develop and implement rules in relation to the possible trading by their employees of securities issued by the Company ensuring that such rules comply with applicable laws in relevant jurisdictions.

4.1.8 Government Relations - Taxes

     a. The Manager shall ensure compliance by the Company with all laws, regulations and provisions applicable to the Company in Bermuda and such other jurisdictions as the Group from time to time shall operate in.

     b. The Manager shall monitor the tax position of the Group and propose transactions and asset allocations to the Board with a view to minimising its overall tax exposure.

4.1.9 Corporate Finance

     a. The Manager shall when requested assist the Officers and the Company in all matters relevant to the financing of the Group's activities.

     b. The Manager shall, in accordance with specific instructions from the Board, assist the Board and the Officers in relation to the issue and/or repurchase of the Company's securities.

4.1.10 Treasury Functions

     a. The Manager shall be authorised to open and operate the Group's bank accounts in accordance with such principles therefore as the Board from time to time shall approve. The Manager shall, in this respect, be authorised to enter into account agreements and all such other contracts or agreements as shall be required by the banks and others for this purpose.


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4.1.11 Technical Supervision Services

     a. The Manager shall participate in restructuring and arranging of the Group technical management function and monitor and follow up the efficiency and quality of Group ship management.

     b. The Manager shall participate in developing company-wide standards for the technical operation of the vessels controlled by the Group (including vessels managed under contract) and a policy in this respect. Such policy document shall be submitted to the Board for approval and shall, thereafter, be reviewed regularly by the Managers with a view to improvements.

     c. The Manager shall, on a regular basis, provide audits of technical management and crewing arrangements, such audits to include physical inspections of vessels.

     d. The Manager shall participate in the negotiation of terms and arrangements for drydocking of the vessels controlled by the Group, both in line with the regular schedule therefore and where circumstances otherwise require and shall be physically present at the drydocking.

     e. The Manager shall continuously endeavour to improve the operational standard and cost effectiveness of the fleet of vessels controlled by the Group and shall be responsible for the continuous improvement thereof.

     f. The Manager shall extend the benefit of its bulk purchasing agreements and arrangements to the vessels controlled by the Group.

     g. The Manager shall keep regular contact with charterers of the Group's vessels and participate in the marketing of the vessels to charterers.

4.1.12 Mergers and Acquisitions

     a. The Manager shall, in accordance with specific instructions from the Board or the Officers, assist the Company in all matters relevant to corporate mergers and/or acquisitions of other companies. Such assistance shall include, but shall not be limited to arranging the financing of any acquisition, renegotiating existing financing and other contractual arrangement required by the acquisition/merger and the general completion of the transaction in question.


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     b.   The Manager shall always report on their activities in matters related to mergers and acquisitions to the Officers and keep the Officers continuously updated on the same.

     c. The Manager shall, in accordance with specific instructions from the Board or the Officers, assist the Company in the sale of Subsidiaries.

4.1.13 Subsidiaries

     a. The Manager shall prepare general guidelines for the establishment of Subsidiaries to the Board for its approval and ensure implementation thereof thereafter.

     b. The Manager shall endeavour to make its senior employees available to the Subsidiaries as directors and/or officers.

     c. The Manager shall be responsible for maintaining the number of Subsidiaries from time to time at a level coherent with the Board's policy and ensure that dormant Subsidiaries are liquidated in accordance with such policy.

4.1.14 Sale and Purchase of Assets

     a. The Manager shall, if requested and in accordance with specific instructions from the Board and the Subsidiary in question, supervise the sale and purchase of vessels or other assets including the completion of such transaction.

     b. A sale or purchase of a vessel shall always be finally approved by the Board and the board of the relevant Subsidiary.

     c. The Manager shall, if requested, assist the Officers and the Board in following the market for the sale and purchase of vessels and other assets and provide the Board with recommendations in this respect.

4.1.15 Newbuildings

     a.   The Manager, shall, if requested, assist the Officers and the Board in
          following   the  market  for   newbuildings   and,  in  this  respect,
          continuously liaise with relevant yards, brokers and analysts.

     b. The Manager shall, if requested and always in accordance with specific instructions from the Officers and the Board, assist the Group in negotiating newbuilding contracts. Any such contract shall always be subject to the final approval of the Board and the board of the subsidiary ordering the said newbuilding.

4.1.16 General Purchasing Authority

     a. The Manager shall be generally authorised to conclude purchases of goods and services on the Group's behalf within such limits as are set forth in each year's budget.


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5.   General Conditions

5.1 The Manager shall, in performing their duties hereunder, effectively and faithfully serve the Group. In exercising the powers and authorities hereby conferred on them, the Manager shall:

     (i) always use its best endeavours to protect and promote the Group's interests;

     (ii) observe all applicable laws and regulations relevant to the Group's activities; and

     (iii)always act in accordance with good and professional management practice.

5.2 The Manager shall have the right to sub-contract parts of the Services to related companies or to third parties on commercial terms. Any such sub-contracting arrangements with third parties shall be made in writing. The Company shall be provided with copies of such agreements.

5.3 The Manager shall be entitled to provide management services to other companies or entities.

     Such entities can either be other companies or groups of companies under the ultimate control of the Company, related parties or genuine third party entities.

     The Manager shall not afford preference to any vessel or company under their management but shall, so far as practicable, ensure a fair distribution of service to all vessels and companies under management from time to time.

     The Manager shall, in the performance of the Services, be entitled to have regard to their overall responsibility in relation to all matters as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, be entitled to allocate available supplies, manpower and services between their management assignments in such manner as in the prevailing circumstances the Manager considers to be fair and reasonable.

5.4 All discounts, commissions and other benefits received by the Manager and/or their employees from third parties as a consequence of the services to be provided to the Group hereunder shall be disclosed to the Company and, unless otherwise agreed, placed at the Company's disposal.

5.5 The Company shall, at all times, be allowed full access to the accounts and records of the Manager which are relevant to the performance of their obligations vis-a-vis the Group hereunder.

Such access shall be granted to the Officers and Directors and such other persons as shall be specifically authorised by the Company. Representatives of the Company's auditor shall, in relation to the audit of the Group's accounts, always be considered as authorised.


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5.6  The Manager  shall,  upon  request,  provide the Company with copies of all documents relevant to the Group in their possession and otherwise compile such facts and records on the basis of such documents as shall, from time to time be requested by the Company.

5.7 In order to facilitate the provision of Services the Directors and Officers shall communicate all instructions and requests in respect of the Services to the Manager and their employees through the Manager.

5.8  FrontManBer shall be primary responsible for the following functions of the
     Services:

     a.   all governmental relations in Bermuda;

     b. all filings to governmental authorities and the stock exchange in the United States;

     c. all services related to the meetings of the Board, shareholder meetings and other corporate governance issues relevant to Bermuda law;

     d.   maintaining the Company's official records as required by Bermuda law;

     e. assisting the Company in relation to specific corporate transactions as per instructions from the Board from time to time.

     FrontManBer shall, in the matters referred to in (a) to (e) above, report to the Board.

     The principle set forth above shall not apply in respect of the duties and obligations of FrontManBer's managing director in relation to the functions undertaken by such person in his capacity as the Company's chief accounting officer and company secretary. In discharging these functions, FrontManBer's managing director shall report to the other Officers and the Board.

6.   COMPENSATION

6.1 The Manager shall receive a fee as set out in Appendix 1 hereto for the Services as set out below.

     6.2a. Provision of corporate secretarial services for Group companies.

     6.3b. Provision of directors and officers services for Group companies.

     6.4c. Provision  of  corporate  secretarial   services  for  dormant  Group
           companies.

     6.5d. Provision of directors and officers services for dormant Group companies.

     6.6e. Provision of technical supervision services.

     6.7f. Provision of all other services provided for herein.


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6.2  The budgeted  annual fee due to the Manager  shall be quoted by the Manager to the Board no later than 15 December each year. The fee shall be market compatible.

6.3 The preliminary fees approved by the Board shall be paid to the Manager in advance on a quarterly basis in 4 equal amounts throughout the year.

6.4 In the event the Group increases or reduces its activities materially during a year, each of the Parties shall have the right to require that the preliminary fees are adjusted. Such adjustment shall always take place if any of the Manager, as a consequence of such increase or decrease in the scope of the Services will have to increase its cost base.

6.5 Any adjustment shall be effective as from the month following agreement between the Parties on the revision.

6.6 The Manager's out-of-pocket expenses for providing the services shall be paid by the Company in addition to the above fees. Out-of-pocket expenses include travelling expenses incurred in the Manager's performance of the services and any payments to third parties directly attributable to the services.

7.   AUTHORITY

7.1 The Manager is authorised and (subject to Bermudan law and their compliance with the provisions hereof) obligates the Company by its signature in all transactions connected with the day-to-day operation of the Group's activities.

          All matters of an irregular nature or special importance, and all matters which, according to the Company's by-laws, applicable Bermudan law and/or this Agreement, require a decision by the Board, shall be submitted to the Board and the Officers and shall not be actioned upon by the Manager without the prior written consent of the Company having been obtained.

7.2 The Company hereby ratifies and confirms and undertakes, at all times, to allow, ratify and confirm all the Manager shall lawfully do or cause to be done in the bona fide performance of their duties hereunder.

8.   INDEMNITY

8.1 The Manager shall be under no responsibility or liability for loss or damage, whether as a loss of profits or otherwise, to the Group arising out of any act or omission involving any error of judgment or any negligence on the part of the Manager or any of them or any of their officers or employees or in connection with the performance of their duties under this Agreement, unless acts or omissions are caused by gross negligence or wilful misconduct.

          In any event, the manager shall not be liable under any circumstances to compensate the Group in an amount exceeding the aggregate of the annual fee.

8.2 The Company covenants to indemnify and keep indemnified the Manager and their employees against any and all liabilities, costs, claims, demands, proceedings, charges, actions, suits or expenses of whatsoever kind or character that may be incurred or suffered by any of them howsoever arising (other than by reason of fraud or dishonesty on their part) in connection with the provisions of the Services or the performance of this Agreement.


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8.3  The Manager shall not be required to take any legal action on behalf of the
     Group, the Directors or the Officers unless being fully indemnified (to its or their reasonable satisfaction) for all costs and liabilities likely to be incurred or suffered by them. If the Company requires the Manager or either of them in any capacity, to take any action which, in the opinion of the Manager, might make the Manager as agents liable for the payment of money or liable in any other way, the Manager shall be kept indemnified by the Company in any reasonable amount and form satisfactory to them as a prerequisite to take such action.

8.4  The  indemnities   provided  by  the  Company  hereunder  shall  cover  all
     reasonable costs and expenses payable by the Manager in connection with any claims.

8.5 To the extent that the Manager is entitled to claim in indemnity in respect of amounts paid or discharged by the Manager pursuant to this Agreement, these indemnities shall take effect as an obligation of the Company to reimburse the Manager making such payment or effecting such discharge.

8.6 The indemnification provided by this clause shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, the by-laws of the Company or otherwise, and shall continue after the termination of this Agreement.

8.7 The Manager shall be included as co-assured on insurance policies for the Vessels.

9.   CONFIDENTIALITY

9.1 All confidential information furnished to the Manager or any of them or any of their respective employees, directors or sub-contractors pursuant to this Agreement and any accounts, accounting and financial records of the Group created or maintained by the Manager or any of them or any of their respective employees, directors or sub-contractors as contemplated by this Agreement shall be and remain the property of the Group and shall be kept confidential by the Manager.

     The Manager hereby agree for themselves and their employees and agents to keep the same confidential and not to disclose the same to any third party other than as expressly contemplated hereby or as expressly authorised in writing by the Company and not to use such information for any purpose other than the purpose contemplated hereby provided that the provisions of this clause 9.1 shall not apply to any such confidential information which is:


                                    Page 12
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     (i)  required to be disclosed by law or court order;

     (ii) or becomes public knowledge otherwise than as a result of the conduct of the Manager or any of them.

     For  the purpose of this clause "Confidential Information" shall mean:

     a. confidential information (including without limitation trade secrets and confidential know-how) relating to the business of the Group;

     b. all other confidential information and know-how of which the Manager become aware (both before or after the commencement date) or generates in the course of or in connection with the performance of their obligations hereunder;

     c. all information treated by the Manager in relation to their activities as confidential other than information that is public knowledge (otherwise than as a result of a breach of confidentiality pursuant to this Agreement).

9.2 The Manager shall, if so required by any of the stock exchanges on which the Company's shares are listed, ensure that each of their respective employees having access to confidential information shall execute a specific confidentiality undertaking in favour of the Company.

10.  TERMINATION

10.1 The Company may terminate this Agreement with 12 months' prior written notice to the Manager.

10.2 Termination shall be without prejudice to any rights or liabilities of either Party hereto arising prior to or in respect of any act or omission occurring prior to termination.

10.3 In the event of termination, the management fee shall be pro-rated to the date of termination (after taking into account such additional amounts, if any, as the time spent and the responsibility undertaken by the Manager during the relevant period immediately prior to termination justify).

10.4 In the event of termination, the Company and the Manager shall procure that all such acts are done as may be necessary to give effect to such termination and the Company shall secure and the Manager shall, subject to payment of all amounts due to them hereunder, co-operate in the appointment of a substitute Manager as circumstances may require.

10.5 Upon the termination of this Agreement, the Manager shall hand over to the Company all books of account, correspondence and records relating to the affairs of the Company which are the property of the Company and which are in their possession.


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11.  DEFAULT

11.1 If the Manager, by any act or omission, shall be in breach of any material obligation under this Agreement and such breach shall continue for a period of fourteen (14) days after written notice thereof has been given by the Company to the Manager, the Company shall have the right to terminate this Agreement with immediate effect by notice to the Manager.

11.2 The right to terminate this Agreement shall be in additional to and without prejudice to any other rights which the Company may have against the Manager under this Agreement.

11.3 In the event that either:

     a. any payment in respect of the remuneration paid to the Manager or any other monies due to the Manager is not paid by the Company;

          or

     b. the Company shall, by any act or omission, be in breach of any material obligation under this Agreement and such breach shall continue for a period of fourteen (14) days after written notice thereof has been given by the Manager to the Company;

     the Manager shall have the right to terminate this Agreement with immediate effect by notice to the Company, any such termination being without prejudice to any claim the Manager may have on the Company under this Agreement, and taking effect either forthwith or at such other time as may be specified in the notice.

11.4 Either Party may forthwith by notice in writing terminate this Agreement if an order be made or a resolution be passed for the winding up of the other or if a receiver be appointed of the business or property of the other, or if the other shall cease to carry on business or make special arrangement or composition with its creditors or if any event analogous with any of the foregoing occurs under any applicable law.

12.  FORCE MAJEURE

The Manager shall be under no liability of any kind or nature whatsoever in the event that they should fail to perform any services hereunder if such failure is directly or indirectly caused by war, war-like activities, government order, riot, civil commotion, strike or lock-out or similar actions, or Act of God or peril of the sea or any other similar cause beyond the Manager's control.

13.  NOTICES

13.1 All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by first class mail, air mail or telefax (and in case of telefaxes confirmed by airmail letter) or delivered by hand addressed as follows:

     If to the Company:
     ------------------
     Golar LNG Limited
     PO Box HM 1593
     Par-la-Ville Place
     14 Par-la-Ville Road
     Hamilton HM GX
     Bermuda
     Att.: Chief Executive Officer
     Telefax: 1 441 295-3494
     Telephone: 1 441 295-4705

     If to the Manager:
     ------------------
     Frontline Management (Bermuda) Limited
     PO Box HM 1593
     Par-la-Ville Place
     14 Par-la-Ville Road
     Hamilton HM GX
     Bermuda
     Att.: Managing Director
     Telefax: 1 441 295-3494
     Telephone: 1 441 295-6935

     or such other address as either Party may designate to the other party in writing.

14.  MISCELLANEOUS

14.1 No Party shall be entitled to assign its rights and/or obligations under this Agreement without the prior written consent of the other Parties hereto.

14.2 Nothing in this Agreement shall be deemed to constitute a partnership between the Parties.

14.3 No term of this Agreement is enforceable by a person who is not a party to it.

14.4 This Agreement shall not be amended, supplemented or modified save by written agreement signed by or on behalf of the Parties.

15.  GOVERNING LAW AND ARBITRATION

15.1 This Agreement shall be governed by Bermuda Law.



The Company:                             The Manager:

For and on behalf of                     For and on behalf of
GOLAR LNG LIMITED                        FRONTLINE MANAGEMENT (BERMUDA) LIMITED



---------                                ---------
Signature                                Signature


SVEINUNG STOHLE                          KATE BLANKENSHIP
----------------                         ----------------
Name with block letters                  Name with block letters

                                   APPENDIX I

                                  FEE SCHEDULE


           Service                                      Fee

Provision of corporate secretarial              $2,500 per company per annum
services for Group companies.

15.2 Provision of directors and officers        $2,500 per company per annum
     services for Group cmpanies.

15.3 Provision of corporate secretarial         $1,000 per company per annum
     services for dormant Group companies.

15.4 Provision  of  directors  and  officers    $1,000 per company per annum
     services  for dormant Group companies.

15.5 Provision of technical supervision         $36,000 per vessel per annum for
     services.                                  Golar  Freeze,  Hilli,  Gimi and
                                                Khannur.  $15,600 per vessel per
                                                annum for Golar Mazo and vessels
                                                managed for third  parties
                                                Newbuidings: $24,000 per vessel
                                                per annum until delivery
                                                (pro-rated as necessary for part
                                                of a year) and $15,600 per
                                                vessel per annum thereafter.

Provision of all other services provided        $1,000 per day
for in this agreement.




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